UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 17, 2013

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	000-52748	26-0513559
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 East Thomas Street, Hammond, Louisiana		70401
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (985) 345-7635
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2013, the Board of Directors of First Guaranty Bancshares Inc., appointed Alton B. Lewis Jr., President of the Company.  Mr. Lewis will retain the position of Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
FIRST GUARANTY BANCSHARES, INC.
DATE: January 17, 2013	By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and Chief Executive Officer